UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

____________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 10, 2016 (June 9, 2016)

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CUMULUS MEDIA INC.

(Exact name of registrant as specified in its charter)

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Delaware	000-24525	36-4159663
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

3280 Peachtree Road, N.W., Suite 2300, Atlanta GA		30305
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (404) 949-0700
n/a

(Former name or former address, if changed since last report)

 _________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 – Submission of Matters to a Vote of Security Holders
The 2016 annual meeting of stockholders of Cumulus Media Inc. (the “Company”) was held on June 9, 2016.
The results of voting on the proposals submitted to a vote of the Company’s stockholders at the 2016 annual meeting were as follows:
Proposal No. 1 (Election of Directors):

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Jeffrey A. Marcus	145,467,396	9,327,395	59,665,242
Mary G. Berner	148,409,656	6,385,135	59,665,242
Brian Cassidy	139,706,161	15,088,630	59,665,242
Lewis W. Dickey, Jr.	144,697,934	10,096,857	59,665,242
Ralph B. Everett	150,070,572	4,724,219	59,665,242
Alexis Glick	149,690,208	5,104,583	59,665,242
David M. Tolley	150,141,102	4,653,689	59,665,242
As a result of the foregoing vote, each of the seven listed nominees were elected to serve as directors of the Company until the Company’s next annual meeting of stockholders and until their successors are elected and qualified.
Proposal No. 2 (Proposal to approve, on an advisory basis, the compensation paid to the Company’s named executive officers):

Votes For	Votes Against	Abstain	Broker Non-Votes
128,277,833	24,317,249	2,199,709	59,655,242
As a result of the foregoing, the proposal to approve, on an advisory basis, the compensation paid to the Company’s named executive officers was approved.
Proposal No. 3 (Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2016):

Votes For	Votes Against	Abstain
213,343,806	344,726	771,501
As a result of the foregoing, the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2016 was approved.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUMULUS MEDIA INC.

By:	/s/ Joseph P. Hannan
Name: Joseph P. Hannan
Title: Senior Vice President, Treasurer and Chief Financial Officer
Date: June 10, 2016